Subsidiaries of Aetna Inc. At December 31, 2004	Exhibit 21.1

	State of
Subsidiary	Incorporation	Ownership (1)	Subsidiary
Aetna Inc.	PA	—
Aetna Risk Indemnity Company Limited	Bermuda	100%	Owned by Aetna Inc.
Aetna Health Holdings, LLC	DE	100%	Owned by Aetna Inc.
Aetna Life Insurance Company	CT	100%	Owned by Aetna Inc.
Aetna Health and Life Insurance Company	CT	100%	Owned by Aetna Inc.
AUSHC Holdings, Inc.	CT	100%	Owned by Aetna Inc.
Aetna Health Insurance Company of New York	NY	100%	Owned by Aetna Inc.
Corporate Health Insurance Company	PA	100%	Owned by Aetna Inc.
Aetna Financial Holdings, LLC	DE	100%	Owned by Aetna Inc.
Aetna Criterion Communications, Inc.	DE	100%	Owned by Aetna Inc.
Luettgens Limited	CT	100%	Owned by Aetna Inc.
ASI Wings, L.L.C.	DE	100%	Owned by Aetna Inc.
Aelan Inc.	CT	100%	Owned by Aetna Inc.
Aetna Health Inc.	AZ	100%	Owned by Aetna Health Holdings, LLC
Aetna Health of California Inc.	CA	100%	Owned by Aetna Health Holdings, LLC
Aetna Health Inc.	CO	100%	Owned by Aetna Health Holdings, LLC
Aetna Health Inc.	CT	100%	Owned by Aetna Health Holdings, LLC
Aetna Health Inc.	DE	100%	Owned by Aetna Health Holdings, LLC
Aetna Health Inc.	FL	100%	Owned by Aetna Health Holdings, LLC
Aetna Health Inc.	GA	100%	Owned by Aetna Health Holdings, LLC
Aetna Health of Illinois Inc.	IL	100%	Owned by Aetna Health Holdings, LLC
Aetna Health Inc.	LA	100%	Owned by Aetna Health Holdings, LLC
Aetna Health Inc.	MD	56%	Owned by Aetna Health Holdings, LLC (2)
Aetna Health Inc.	MA	100%	Owned by Aetna Health Holdings, LLC
Aetna Health Inc.	MI	100%	Owned by Aetna Health Holdings, LLC
Aetna Health Inc.	MO	100%	Owned by Aetna Health Holdings, LLC
Aetna Health Inc.	NH	100%	Owned by Aetna Health Holdings, LLC
Aetna Health Inc.	NJ	100%	Owned by Aetna Health Holdings, LLC
Aetna Health Inc.	NY	100%	Owned by Aetna Health Holdings, LLC
Aetna Health of the Carolinas Inc.	NC	100%	Owned by Aetna Health Holdings, LLC
Aetna Health Inc.	OH	100%	Owned by Aetna Health Holdings, LLC
Aetna Health Inc.	OK	100%	Owned by Aetna Health Holdings, LLC
Aetna Health Inc.	PA	100%	Owned by Aetna Health Holdings, LLC
Aetna Health Inc.	TN	100%	Owned by Aetna Health Holdings, LLC
Aetna Health Inc.	TX	100%	Owned by Aetna Health Holdings, LLC
AET Health Care Plan, Inc.	TX	100%	Owned by Aetna Health Holdings, LLC
Aetna Dental of California Inc.	CA	100%	Owned by Aetna Health Holdings, LLC
Aetna Dental Inc.	NJ	100%	Owned by Aetna Health Holdings, LLC
Aetna Dental Inc.	TX	100%	Owned by Aetna Health Holdings, LLC
Aetna RX Home Delivery, LLC	DE	100%	Owned by Aetna Health Holdings, LLC
Aetna Health Management, LLC	DE	100%	Owned by Aetna Health Holdings, LLC
NYLCare Health Plans, Inc.	DE	100%	Owned by Aetna Health Holdings, LLC
Chickering Claims Administrators, Inc.	MA	100%	Owned by Aetna Health Holdings, LLC
Aetna Specialty Pharmacy, LLC	DE	40%	Owned by Aetna Health Holdings, LLC
AET Health Care Plan of California, Inc.	CA	100%	Owned by Aetna Health Holdings, LLC
Aetna Dental Maintenance Organization, Inc.	TX	100%	Owned by Aetna Health Holdings, LLC

	State of
Subsidiary	Incorporation	Ownership (1)	Subsidiary
Chickering Benefit Planning Insurance Agency, Inc.	MA	100%	Owned by Aetna Health Holdings, LLC
Provider Networks of America, Inc	DE	100%	Owned by Aetna Health Holdings, LLC
CMBS Holdings, L.L.C.	CT	99%	Owned by Aetna Life Insurance Company (3)
AHP Holdings, Inc.	CT	100%	Owned by Aetna Life Insurance Company
PE Holdings, LLC	CT	100%	Owned by Aetna Life Insurance Company
Tanker Six, LLC	DE	100%	Owned by Aetna Life Insurance Company
Azalea Mall, L.L.C.	DE	100%	Owned by Aetna Life Insurance Company
BPC Equity, Inc.	DE	100%	Owned by Aetna Life Insurance Company (4)
BPC Equity, LLC	DE	99%	Owned by Aetna Life Insurance Company (4)
Canal Place, LLC	DE	100%	Owned by Aetna Life Insurance Company
Aetna Government Health Plans, LLC	DE	100%	Owned by Aetna Life Insurance Company
Aetna Partners Diversified Fund, LLC	DE	90%	Owned by Aetna Life Insurance Company (5)
Trumbull One, Inc.	CT	100%	Owned by Aetna Life Insurance Company
Trumbull Four, Inc.	CT	100%	Owned by Aetna Life Insurance Company
Aetna Health Administrators, LLC	PA	100%	Owned by Aetna Life Insurance Company
Commercial Avenue and First Street Investors LLC	DE	100%	Owned by Aetna Life Insurance Company
Montebello Town Center Investors LLC	DE	100%	Owned by Aetna Life Insurance Company
Aetna Partners Diversified Fund, LLC	DE	10%	Owned by Aetna Health and Life Insurance Company (5)
PHPSNE Parent Corporation	DE	55%	Owned by AUSHC Holdings, Inc.
U.S. Healthcare Advantage, LLC	DE	100%	Owned by Aetna Financial Holdings, LLC
Aetna Health Information Solutions, Inc.	DE	100%	Owned by Aetna Financial Holdings, LLC
@Credentials Inc.	DE	100%	Owned by Aetna Financial Holdings, LLC
U.S. Healthcare Properties, Inc.	PA	100%	Owned by Aetna Financial Holdings, LLC
Aetna Intelihealth Inc.	DE	100%	Owned by Aetna Financial Holdings, LLC
Integrated Pharmacy Solutions, Inc.	FL	100%	Owned by Aetna Financial Holdings, LLC
Aetna Capital Management, LLC	DE	100%	Owned by Aetna Financial Holdings, LLC
Bentana Technologies, Inc.	CT	20%	Owned by Aetna Financial Holdings, LLC (6)
Aetna Workers’ Comp Access, LLC	DE	100%	Owned by Aetna Financial Holdings, LLC
Aetna Behavioral Health, LLC	DE	100%	Owned by Aetna Financial Holdings, LLC
Aetna Health Inc.	WA	100%	Owned by NYLCare Health Plans, Inc.
Aetna Health Inc.	MD	44%	Owned by NYLCare Health Plans, Inc. (2)
Aetna Health Inc.	ME	100%	Owned by NYLCare Health Plans, Inc.
NYLCare of Texas, Inc.	TX	100%	Owned by NYLCare Health Plans, Inc.
NYLCare of New England, Inc.	DE	100%	Owned by NYLCare Health Plans, Inc.
Sanus of New York and New Jersey, Inc.	NY	100%	Owned by NYLCare Health Plans, Inc.
Managed Care Coordinators, Inc.	DE	100%	Owned by U.S. Healthcare Advantage, LLC
Aetna Integrated Informatics, Inc.	PA	100%	Owned by U.S. Healthcare Advantage, LLC
Aetna Insurance Company of Connecticut	CT	100%	Owned by AHP Holdings, Inc.
CMBS Holdings, Inc.	TX	100%	Owned by AHP Holdings, Inc.
CMBS Holdings, Inc. - II	CT	100%	Owned by AHP Holdings, Inc. (3)
Aetna Affordable Housing, Inc.	CT	100%	Owned by AHP Holdings, Inc.
AE Fourteen, Incorporated	CT	100%	Owned by AHP Holdings, Inc.
Aetna Life Assignment Company	CT	100%	Owned by AHP Holdings, Inc.

	State of
Subsidiary	Incorporation	Ownership (1)	Subsidiary
Aetna/Area Corporation	CT	100%	Owned by AHP Holdings, Inc.
Aetna Real Estate Properties, Inc.	CT	100%	Owned by AHP Holdings, Inc.
Bentana Technologies, Inc.	CT	80%	Owned by AHP Holdings, Inc. (6)
Aetna Life & Casualty (Bermuda) Limited	Bermuda	100%	Owned by Aelan Inc.

(1)	Percentages are rounded to the nearest whole percent and are based on ownership of voting rights.
(2)	Aetna Health Holdings, LLC owns 56% directly and NYLCare Health Plans, Inc. owns 44% directly of Aetna Health Inc. (MD).
(3)	CMBS Holdings, Inc. - II owns 1% of CMBS Holdings, L.L.C.
(4)	BPC Equity, Inc. owns 1% of BPC Equity, LLC.
(5)	Aetna Life Insurance Company owns 90% and Aetna Health and Life Insurance Company owns 10% of Aetna Partners Diversified Fund, LLC.
(6)	Aetna Financial Holdings, LLC owns 20% and AHP Holdings, Inc. owns 80% of Bentana Technologies, Inc.